Exhibit 99.1

For More Information:
BSQUARE Corporation
Scott Mahan
(425) 519-5900
pressroom@bsquare.com

BSQUARE Announces New Corporate Headquarters
Lease Restructurings Reduce Overhead by $7.8 Million

BELLEVUE, WA – February 24, 2004 - BSQUARE Corporation (NASDAQ: BSQR) announced today the completion of the last in a series of lease restructurings aimed at reducing overall facilities costs in 2004 and beyond. BSQUARE completed the negotiation for a new corporate headquarters with Equity Office Properties Trust (EOP), a Chicago, IL based REIT. The new 43,000 square foot headquarters facility is located in downtown Bellevue, Washington. BSQUARE’s current 90,000 square foot headquarters is also located in Bellevue. The new lease term will run through 2014.

“These restructurings are a significant step in our continuing efforts to lower our ongoing operating costs in areas that won’t impact our potential for growth” said Brian Crowley, BSQUARE’s president and CEO. “This caps off a series of cost reduction efforts that began in 2003 with similar efforts to reduce or eliminate facilities obligations with respect to our California and Japan facilities obligations. Our combined facility costs will be reduced from approximately $9.7 million in 2003 to approximately $1.9M in 2004. This represents a significant savings that will greatly facilitate our efforts to return to profitability.”

The Company expects to move into the new headquarters mid-year.

About BSQUARE

     BSQUARE is a leading global provider of software, engineering services and consulting for the smart device market. Since 1994, BSQUARE has provided world-class device makers with the building blocks necessary to design, develop, and test innovative products quickly and cost effectively. A sample of BSQUARE customers includes Motorola, Hewlett-Packard, Texas Instruments, Vodafone U.K., HTC, Microsoft and others. BSQUARE is one of Microsoft’s largest value-added partners worldwide for Windows Embedded software, a Gold-level Systems Integrator of the year and a leading Windows Mobile solutions provider for Smartphone and PocketPC. BSQUARE is a Texas Instruments-licensed Independent OMAP™ (Open Multimedia Application

Platform) Technology Center. The company’s SDIO Now! technology has been adopted by over 50 top-tier smart device makers. For more information, visit BSQUARE at www.bsquare.com or call 888-820-4500.

BSQUARE is a registered trademark of BSQUARE Corporation. All other product and company names herein may be trademarks of their respective owners.

     This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to our expenses and profitability. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Our forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict and could cause actual results to differ materially from those projected. Factors that could affect our actual results include a decline in the market for our products, technology licenses and services, a decline in the market for Windows-based or other smart devices or the failure of this market to develop as anticipated, adverse changes in macro-economic conditions, our ability to successfully implement, execute and make adjustments in our business strategy, business model or product offerings to meet the needs of our current, new and potential customers, risks associated with the effects of our restructurings and our ability to successfully support our operations, competition and intellectual property risks. In addition, demand for our Power Handheld based devices is uncertain and will be affected by a variety of business and economic conditions, including customer-ordering patterns. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in BSQUARE’s Annual Report on Forms 10-K for the year ended December 31, 2002 in the section entitled “Risk Factors” and in our subsequent Form 10-Q.Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.